Commonwealth Industries, Inc.
                       Computation of Net Income Per Share
                      (in thousands except per share data)
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
Three months ended September 30,                                                     1997          1996
Weighted average shares of common stock outstanding (a)                                10,333        10,195
                                                                                   ===========   ===========

Income before extraordinary loss                                                   $    1,590    $    4,634
Extraordinary loss on early extinguishment of debt, net of income tax benefit          (1,181)       (1,355)
                                                                                   -----------   -----------
Net income                                                                         $      409    $    3,279
                                                                                   ===========   ===========

Per share data:
    Income before extraordinary loss                                               $     0.16    $     0.45
    Extraordinary loss                                                                  (0.12)        (0.13)
                                                                                   -----------   -----------
    Net income                                                                     $     0.04    $     0.32
                                                                                   ===========   ===========

Nine months ended September 30,                                                       1997          1996
Weighted average shares of common stock outstanding (a)                                10,249        10,195
                                                                                   ===========   ===========

Income before extraordinary loss                                                   $    7,921    $    9,129
Extraordinary loss on early extinguishment of debt, net of income tax benefit          (1,181)       (1,355)
                                                                                   -----------   -----------
Net income                                                                         $    6,740    $    7,774
                                                                                   ===========   ===========

Per share data:
    Income before extraordinary loss                                               $     0.78    $     0.89
    Extraordinary loss                                                                  (0.12)        (0.13)
                                                                                   -----------   -----------
    Net income                                                                     $     0.66    $     0.76
                                                                                   ===========   ===========



 Note: (a) Common equivalent shares relating to stock options are not material.

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